SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 07, 2000

                          ---------------------------


                          BARRINGER LABORATORIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

            1-8241                                        84-0951626
    ----------------------                     -------------------------------
   (Commission File Number)                   (IRS Employer Identification No.)


        15000 West 6th Avenue, Suite 300, Golden   CO              80401-5047
        ---------------------------------------------              ----------
         (Address of principal executive offices)                  (Zip Code)


     Registrant's telephone number, including area code:   303/277-1687

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)











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ITEM 5. OTHER EVENTS

           ISSUANCE OF COMMON STOCK IN EXCHANGE FOR CONVERTIBLE NOTES

     On April 7, 2000, Barringer Laboratories, Inc ("Barringer") issued 10,000,000 restricted shares of its Common Stock, $.01 par value, to existing stockholders of Barringer in exchange for $600,000 of Convertible Notes. Pursuant to their terms, the notes were convertible, at the option of Barringer, into restricted common stock at the rate of $.06 per common share. The issuance increased the issued and outstanding number of shares of Barringer common stock to 16,803,180 shares from 6,803,180 shares.

                                   BACKGROUND

Form 8-K Filed March 3, 2000:

     As reported in a Form 8-K filed on March 3, 2000, in October 1999, Barringer approved the sale and issuance to existing stockholders of up to 8,333,333 shares of its common stock at $.06 per share. Proceeds from the sale would have been $500,000.00. However, because 6,830,958 shares of common stock were then outstanding, and the company's certificate of incorporation, as amended, authorized the issuance of only 10,000,000 shares of Common Stock, it was necessary to increase the authorized number of shares of Common Stock before the additional stock could be issued.

     Accordingly, a stockholders' meeting was authorized to amend Barringer's certificate of incorporation to increase the authorized common stock. Pending the stockholder action, to meet Barringer's cash flow needs, Barringer was authorized to raise up to $500,000 through the issuance of convertible notes to those persons who subscribed to purchase the shares of common stock.

     Barringer committed itself to take all reasonable action to increase the authorized and unissued shares of common stock so that it could convert the notes to shares of common stock as soon as reasonably practicable.

     In addition, as stated in the Form 8-K, Barringer also contemplated having to raise at least an additional $200,000 in the near term for its anticipated cash flow needs. Barringer expected to raise this amount through the sale of Common Stock at $.06 per share or by issuing convertible notes with terms similar to those of the $500,000 of convertible notes.

Issuance of Convertible Notes.

     Following the board of directors' authorization in October 1999, Barringer issued a total of $500,000 in convertible notes at various times from October 1999 to March 2000. In addition, in March 2000, Barringer issued an additional


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$100,000  of  convertible  notes.  These  securities  were  issued  to  existing stockholders of Barringer pursuant to exemptions from registration under the Securities Act of 1933 as well as exemptions from registration under applicable state securities laws.

     Each convertible note included provisions giving Barringer the right, at its sole option, to convert the balance into shares of its common stock at a conversion price of $.06 per share of common stock.

Form 8-K Filed April 3, 2000 and subsequent events.

     As reported in a Form 8-K filed on April 3, 2000, at a special stockholders' meeting held on March 29, 2000, the stockholders of Barringer voted in favor of increasing the number of authorized shares of common stock from 10 million to 50 million.

     The articles of amendment to Barringer's certificate of incorporation, increasing the authorized shares of common stock, were filed with the Delaware Secretary of State on April 5, 2000, and Barringer exercised its option to convert $600,000 of the convertible notes into common stock as described above.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  April 20, 2000


                                           BARRINGER LABORATORIES, INC.



                                           By: /s/ J. Graham Russell
                                              ----------------------------------
                                              J. Graham Russell, President
















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